            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1998
                                                REGISTRATION NO. 333- __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         THE SANTA CRUZ OPERATION, INC.
               (Exact name of issuer as specified in its charter)

       CALIFORNIA                                     94-2549086
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                              400 ENCINAL STREET
                             SANTA CRUZ, CA 95061
                   (Address of principal executive offices)

                       1994 INCENTIVE STOCK OPTION PLAN
                           1993 DIRECTOR OPTION PLAN
                       1993 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                               STEVEN M. SABBATH
             VICE PRESIDENT, LAW & CORPORATE AFFAIRS AND SECRETARY
                        THE SANTA CRUZ OPERATION, INC.
                              400 ENCINAL STREET
                             SANTA CRUZ, CA 95060
                                (408) 425-7222
(Name, address, including zip code and telephone number, including area code, of agent for service)

                                   Copy to:
                             Barry E. Taylor, Esq.
                    WILSON SONSINI GOODRICH & ROSATI, P.C.
                              650 Page Mill Road
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================

                                                               PROPOSED          PROPOSED
                                                               MAXIMUM           MAXIMUM         AMOUNT OF
          TITLE OF SECURITIES               AMOUNT TO BE    OFFERING PRICE       AGGREGATE     REGISTRATION
            TO BE REGISTERED                 REGISTERED        PER SHARE      OFFERING PRICE        FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, no par value

   - 1994 Incentive Stock Option Plan     2,000,000 shares      $  6.25 (1)     $12,500,000(1)        $3,688

   - 1993 Director Option Plan              200,000 shares      $  6.25 (1)     $ 1,250,000(1)        $  369

   - 1993 Employee Stock Purchase Plan      750,000 shares      $5.3125 (2)     $ 3,984,375(2)        $1,175

         TOTAL                            2,950,000 SHARES                      $17,734,375           $5,232
============================================================================================================

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of the closing price of $6.25 per share reported in the Nasdaq National Market on May 6, 1998 (the "Market Price").
(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of 85% of the Market Price.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission by The Santa Cruz Operation, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 filed pursuant to Section 13 of the Exchange Act.

     (c) The Company's Current Report on Form 8-K dated January 7, 1998, as amended, filed pursuant to Section 13 of the Exchange Act.

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 1, 1993, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (e) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed September 17, 1997 pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the California General Corporation Law, the Company's Articles of Incorporation and the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the California General Corporation Law. Persons covered by this indemnification include any current or former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

     In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These Agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the California General Corporation Law.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.


ITEM 8.   EXHIBITS.
          --------

    EXHIBIT
    NUMBER                         DESCRIPTION
    -------   ----------------------------------------------------

      4.1     1994 Incentive Stock Option Plan, as amended.

      4.2     1993 Director Option Plan, as amended.

      4.3     1993 Employee Stock Purchase Plan, as amended.

      5.1     Opinion of counsel as to legality of securities being registered.

     23.1     Consent of counsel (contained in Exhibit 5.1).

     23.2     Consent of KPMG Peat Marwick LLP (see page II-6).

     24.1     Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.
         ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on this 11th day of May, 1998.


                              THE SANTA CRUZ OPERATION, INC.



                              /s/ STEVEN M. SABBATH
                              -----------------------------------------------
                              Steven M. Sabbath, Esq.
                              Vice President, Law and Corporate Affairs, and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alok Mohan and Steven M. Sabbath, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on May 11, 1998:


               Signature                    Title
               ---------                    -----

     /s/  ALOK MOHAN                     President, Chief Executive
     -----------------------------       Officer and Director
     (Alok Mohan)                        (Principal Executive Officer)


     /s/ JOHN LUHTALA                    Senior Vice President and Chief
     -----------------------------       Financing Officer,
     (John Luhtala)                      (Principal Financial Officer and
                                         Principal Accounting Officer)

     /s/ DOUGLAS L. MICHELS              Executive Vice President, Chief
     -----------------------------       Technical Officer and Director
     (Douglas L. Michels)


     /s/ NINIAN EADIE                    Director
     -----------------------------
     (Ninian Eadie)

     /s/ JEAN-FRANCOIS HEITZ             Director
     -----------------------------
     (Jean-Francois Heitz)

     /s/ RONALD LACHMAN                  Director
     -----------------------------
     (Ronald Lachman)

     /s/ ROBERT M. McCLURE               Director
     -----------------------------
     (Robert M. McClure)

     /s/ GLENN RICART                    Director
     -----------------------------
     (Glenn Ricart)

     /s/ R. DUFF THOMPSON                Director
     -----------------------------
     (R. Duff Thompson)

     /s/ GILBERT P. WILLIAMSON           Director
     -----------------------------
     (Gilbert P. Williamson)

                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of
The Santa Cruz Operation, Inc.:

We consent to incorporation herein by reference of our report dated October 22, 1997, relating to the consolidated balance sheets of The Santa Cruz Operation, Inc. and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997, which reports appear or are incorporated by reference in the September 30, 1997, annual report on Form 10-K of The Santa Cruz Operation, Inc.


                                    KPMG PEAT MARWICK LLP


Mountain View, California
May 4, 1998

                        THE SANTA CRUZ OPERATION, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


                                                             SEQUENTIALLY
EXHIBIT                                                        NUMBERED
NUMBER                      DESCRIPTION                          PAGE
-------  --------------------------------------------------  ------------
   4.1   1994 Incentive Stock Option Plan, as amended......

   4.2   1993 Director Option Plan, as amended.............

   4.3   1993 Employee Stock Purchase Plan, as amended.....

   5.1   Opinion of counsel as to legality of securities
         being registered..................................

  23.1   Consent of Counsel (contained in Exhibit 5.1)

  23.2   Consent of KPMG Peat Marwick LLP (see page II-6)

  24.1   Power of Attorney (see page II-4)